POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I,
Glenda
D. Price, Ph.D., located at 19460 Burlington, Detroit, Michigan
48203, do
hereby nominate, constitute and appoint Thomas M. Costello, Jr., Daniel S.
Follis or Terri Trainor Clark, with offices at One Campus
Martius, Detroit,
Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any
and all documents, forms
and reports ("Documents"), whether such
Documents are filed with the
Securities and Exchange Commission
electronically or otherwise, for
transactions in the securities of
Compuware Corporation.

In addition,
I hereby give and grant unto
my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here
unto set my
hand this 18th day of October, 2005.

In presence of



/s/						/s/
Ronica Newman				Glenda D. Price
Witness					Signature


Subscribed and sworn to before me
This 18th day of October, 2005





/s/
Maryann S. Kummer
Notary Public
Acting in
Wayne County,

State of Michigan

My Commission expires: March
27, 2007